UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

June 30, 2004

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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Item 4.

Changes in Registrant’s Certifying Accountant

On June 30, 2004, the Audit Committee of the Board of Directors (the “Committee”) of Bairnco Corporation ("Bairnco" or the “Corporation”) dismissed the Corporation’s independent registered public accounting firm, Ernst & Young LLP ("E&Y"). On this date, the Committee also approved the engagement of Grant Thornton LLP ("Grant”) to serve as the Corporation's independent registered public accounting firm effective immediately, based upon the results of a competitive bid process.

E&Y's reports on the Corporation's consolidated financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation's two most recent fiscal years ended December 31, 2003 and 2002, and through the date hereof, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K or disagreements between the Corporation and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of such disagreement in connection with their reports on the Corporation's consolidated financial statements.

Bairnco provided E&Y with a copy of the disclosures made in this filing in response to Item 304(a) of Regulation S-K and requested E&Y to furnish the Corporation with a letter addressed to the Securities and Exchange Commission stating whether they agree with these disclosures. A copy of E&Y's letter, dated June 30, 2004, stating that it has found no basis for disagreement with such statements, is filed as Exhibit 16.

During the Corporation's two most recent fiscal years ended December 31, 2003 and 2002, and through the date hereof, the Corporation did not consult with Grant regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Corporation's financial statements, nor any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 7.

Financial Statements and Exhibits

Exhibit 16 - Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 30, 2004, regarding change in certifying accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

June 30, 2004

EXHIBIT INDEX

Exhibit

Description

16

Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 30, 2004, regarding change in certifying accountant.

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